EXHIBIT 99.1

For more information contact:.

(Investors/Financial Press)
Steve Skaggs	Carl Blesch
Senior Vice President &	Agere Systems
Chief Financial Officer	(908) 508-8412 (O)
(908) 306-0784 (H)
(Electronics Industry Press)	cblesch@agere.com
Stan Kopec Vice President Marketing Lattice Semiconductor Corporation (503) 268-8000

LATTICE SEMICONDUCTOR TO ACQUIRE THE FPGA BUSINESS OF
AGERE SYSTEMS

    HILLSBORO, Ore. and ALLENTOWN, Pa.—December 10, 2001—Lattice Semiconductor Corporation (NASDAQ: LSCC) and Agere Systems (NYSE: AGR.A) today announced a definitive agreement under which Lattice Semiconductor will acquire the FPGA business of Agere Systems for $250 million in cash. The acquisition will be financed through cash on hand.

    Agere and Lattice anticipate closing the transaction in the first calendar quarter of 2002 subject to regulatory approval and other customary closing conditions. The transaction is expected to be accretive to Lattice's calendar year 2002 proforma earnings before goodwill.

    The transaction includes Agere's general-purpose ORCA® FPGA product portfolio, its field programmable system chip (FPSC) product portfolio and all related software design tools. FPSCs are advanced system oriented products which combine generic FPGA logic with embedded cores dedicated to the implementation of advanced communication protocols and high-speed input/output (I/O) functions. As part of the transaction, approximately 100 Agere product development, marketing and technical sales employees will join Lattice.

    Lattice will also acquire certain intellectual property cores and patents that are unique to Agere's FPGA business. Additionally, the parties will enter into a cross-license agreement whereby Lattice will receive rights to Agere patents and certain intellectual property for use in current and future FPGA and FPSC products and Agere will continue to have access to the ORCA FPGA technology for incorporation into its "system-on-a-chip" integrated circuits.

    "This acquisition provides Lattice with a unique opportunity to accelerate our previously announced intention to enter the FPGA market," stated Steven A. Laub, president of Lattice. "Agere's products are proven solutions that will complement our internal FPGA development effort. Agere also offers a deeply experienced and talented team capable of extending the technology and building the product portfolio.

    "We are particularly attracted to the groundbreaking FPSC products which have strong design-in activity within key communication equipment OEM customers. Currently unmatched in our industry, this FPSC portfolio will immediately provide Lattice an important means of differentiation in the FPGA market. We look forward to leveraging our existing sales channels, global salesforce and broad customer base to accelerate the adoption of these leadership products," Laub concluded.

    "This sale is one of a series of actions Agere is taking to better position our business for long-term profitable growth," said Sohail Khan, executive vice president of Agere's Infrastructure Systems Group. "While FPGAs have been a strong business for us, we are redirecting our resources to areas where we can focus our skills on system-level integration for advanced communications applications. The business is a strong strategic fit with Lattice and we look forward to working with them to ensure a smooth transition for our customers."

    Lattice Semiconductor will host a teleconference today at 5:30 am, Pacific Standard Time, to discuss the details of this transaction with securities analysts. This teleconference will be available, live or via replay, to the public on the internet at www.on24.com/clients/default/event.html?eventid=119 or through Lattice's web site at www.lscc.com.

    Goldman, Sachs & Co. served as financial advisor to Lattice in this transaction.

About Agere Systems FPGA business

    Agere Systems first introduced the ORCA family of FPGAs in 1994. Agere's FPGAs are designed for use in communications systems such as network routers and switches. These integrated circuits (ICs) give system providers a "clean slate" to create custom circuitry at their own development and manufacturing sites. In contrast, circuitry for typical "standard-cell" ICs needs to be designed before the chips are manufactured in a semiconductor fabrication facility. FPGAs provide flexibility to meet evolving industry standards because the circuits can be changed even after the systems are manufactured and deployed.

    In 1998, Agere Systems pioneered a class of FPGAs known as field-programmable system chips, or FPSCs, which combine the benefits of both FPGAs and standard-cell IC technology on the same chip. FPSCs add a block of standard cell logic to an FPGA, giving system designers higher component density and performance for those parts of their circuitry that are unlikely to change, while retaining the advantages of programmability for faster development and timely delivery of new system features.

About Agere Systems

    Agere Systems is the world's No.1 provider of components for communications applications with leadership in optical components and integrated circuits. This dual capability uniquely positions Agere to deliver integrated solutions that form the building blocks for advanced wired, wireless, and optical communications networks. Agere also designs and manufactures a wide range of semiconductor solutions for communications-related devices used by consumers such as cellular phones, modems, and hard disk drives for personal computers and workstations. In addition, the company supplies complete wireless computer networking solutions through the ORiNOCO™ product line. More information about Agere Systems is available from its Web site at www.agere.com.

About Lattice Semiconductor

    Oregon-based Lattice Semiconductor Corporation designs, develops and markets the broadest range of high-performance ISP™ programmable logic devices (PLDs) and offers total solutions for today's advanced logic designs.

    Lattice products are sold worldwide through an extensive network of independent sales representatives and distributors, primarily to OEM customers in the communication, computing, industrial and military end markets. Company headquarters are located at 5555 N.E. Moore Court, Hillsboro, Oregon 97124 USA; Telephone (503) 268-8000; FAX (503) 268-8037. For more information access our web site at: www.latticesemi.com.

Lattice Safe Harbor Statement

    Statements in this news release looking forward in time are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties, including the effect of changing general economic conditions, the effect of semiconductor market conditions, product demand and market acceptance risks, risks associated with dependencies on silicon wafer suppliers, risks related to the Agere FPGA acquisition (including risks that the acquisition will not be consummated due to governmental approvals or other factors and the risks associated with integrating the Agere FPGA business with Lattice), the impact of competitive products and pricing, technological and product development risks and other risk factors detailed in the Company's Securities and Exchange Commission filings. Actual results may differ materially from forward-looking statements

Agere Safe Harbor Statement

    This release contains forward-looking statements based on information available to Agere as of the date hereof. Agere's actual results could differ materially from the results stated or implied by such forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, completion of the distribution of Agere stock by Lucent Technologies Inc., customer demand for our products and services, control of costs and expenses, timely completion of employment reductions and other restructuring activities, price and product competition, keeping pace with technological change, dependence on new product development, reliance on major customers and suppliers, availability of manufacturing capacity, components and materials, general industry and market conditions and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further discussion of these and other risks and uncertainties, see the prospectus filed by Agere with the Securities and Exchange Commission on March 28, 2001, and Agere's subsequent reports on Form 10-Q. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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